Exhibit (d)(20)

AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

This Amendment to Investment Advisory Agreement (this “Amendment”), effective as of April 30, 2021, is made by and between Matthews International Funds (the “Trust”) and Matthews International Capital Management, LLC (“Matthews,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Investment Advisory Agreement, dated as of February 1, 2016, as most recently amended effective April 30, 2020, by and between the Trust and Matthews (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein Matthews agreed to provide certain services to the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for (i) the renaming of an existing series of the Trust; (ii) the removal of one separate series of the Trust that was reorganized effective April 29, 2021; and (iii) the removal of one separate series of the Trust that was liquidated effective September 30, 2020.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.        The renaming of the Matthews Emerging Markets Small Companies Fund (formerly known as the Matthews Asia Small Companies Fund) and the removal of the Matthews Emerging Asia Fund and the Matthews Asia Value Fund, as set forth on the attached amended Appendix A.

2.        The Agreement will otherwise remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including the amended Appendix A attached hereto, to be signed by their duly authorized officers as of the date set forth below.

MATTHEWS INTERNATIONAL FUNDS	MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By: /s/ John P. McGowan	By: /s/ William J. Hackett
Name: John P. McGowan	Name: William J. Hackett
Title: Vice President and Secretary	Title: Chief Executive Officer
Date: April 29, 2021	Date: April 29, 2021

APPENDIX A

MATTHEWS INTERNATIONAL FUNDS

FUND SCHEDULE

(updated April 30, 2021)

PART I:

Fund	Effective Date

• Matthews Asia Growth Fund	February 1, 2016

• Matthews Asia Dividend Fund	February 1, 2016

• Matthews Pacific Tiger Fund	February 1, 2016

• Matthews Asian Growth and Income Fund	February 1, 2016

• Matthews Asia Innovators Fund (name changed on April 29, 2016)	February 1, 2016

• Matthews China Dividend Fund	February 1, 2016

• Matthews China Fund	February 1, 2016

• Matthews India Fund	February 1, 2016

• Matthews Japan Fund	February 1, 2016

• Matthews Korea Fund	February 1, 2016

• Matthews Asia ESG Fund	February 1, 2016

• Matthews Emerging Markets Equity Fund	April 30, 2020
PART II
Fund	Effective Date

• Matthews Emerging Markets Small Companies Fund (name changed on April 30, 2021)	February 1, 2016

• Matthews China Small Companies Fund	February 1, 2016

PART III
Fund	Effective Date

• Matthews Asia Total Return Bond Fund (name changed on January 31, 2020)	February 1, 2016

• Matthews Asia Credit Opportunities Fund	April 29, 2016

MATTHEWS INTERNATIONAL FUNDS	MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By: /s/ John P. McGowan	By: /s/ William J. Hackett
Name: John P. McGowan	Name: William J. Hackett
Title: Vice President and Secretary	Title: Chief Executive Officer
Date: April 29, 2021	Date: April 29, 2021